UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004

@Road, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47200 Bayside Parkway, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 510-668-1638

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)      Effective September 30, 2004, Stuart Phillips retired from @Road, Inc. (the “Company”) Board of Directors to further concentrate on venture capital investing in private companies. The retirement of Mr. Phillips from the Company’s Board of Directors did not involve any disagreement with the Company.

(d)      On October 1, 2004, the Company Board of Directors appointed James W. Davis as a Class III director. As a Class III director, Mr. Davis’ term will expire in 2006. Mr. Davis has also been appointed to the Compensation Committee of the Board of Directors.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On October 1, 2004, @Road, Inc. issued a news release titled “@Road Appoints Jim Davis to its Board of Directors.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc. (Registrant)
Date: October 1, 2004	By:	/s/ Krish Panu
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	News release dated October 1, 2004